Exhibit 10.21
Amendment No. 1 to Employment Agreement

Amendment Number 1 to the Employment Agreement dated as of July 24, 2007 (the “Agreement”) by and between Aetna Inc. (“Aetna”), a Pennsylvania corporation and Mark T. Bertolini (“Executive”).

WHEREAS, Aetna and Executive have previously entered into the Agreement;

WHEREAS, Aetna and Executive wish to amend the Agreement to comply with Section 409A of the Internal Revenue Code of 1986 and the regulations issued thereunder (“Section 409A”);

NOW, THEREFORE, the Agreement is hereby amended effective December 31, 2008, as follows:

1.
Section 3.02(b)(i) is amended to add the following additional language at the end thereof:  “To the extent that any Award constitutes ‘deferred compensation’ within the meaning of Section 409A, such Award shall vest as herein provided upon a change in control, but payment under the applicable award agreement shall not accelerate unless the change in control also satisfies the broadest definition of change in control permitted under Section 409A.”

2.
Section 3.02(c) is amended to add the following sentence at the end thereof:  “To the extent that any Award constitutes ‘deferred compensation’ within the meaning of Section 409A, such Award shall vest as herein provided upon the Executive’s Disability, but payment under the applicable award agreement shall not accelerate unless the Disability also satisfies the broadest definition of disability permitted under Section 409A.”

3.
Exhibit B is amended to delete the last sentence of Section 2(b) thereof and to replace it with the following sentence:  “In the event that the Payments are subject to reduction hereunder, the Company will reduce first the Payments made under Section 3.03(b)(i) and then, if necessary, will reduce other Payments pro-rata.”

4.
Exhibit B is further amended to add the following sentence at the end of Section 2(c) thereof:  “The Gross-Up Payment shall be paid to the Executive no later than the end of the year following the year in which Executive remits the related taxes, in accordance with Section 409A or, if earlier, as otherwise provided herein.”

5.
Exhibit B is further amended to add the following at the end of Section 4(a) thereof:  “; provided, however, that entitlement to payment under this Section 4(a) shall not accelerate payment of, or change the form of payment with respect to, the original Payments that were reduced pursuant to Section 2(b).”

6.
Exhibit B is further amended to delete the second sentence of Section 4(b) thereof and to replace it with the following sentence:  “In the event that the Redetermined Payments are subject to reduction under this paragraph and any such portion of the Redetermined Payments has not yet been paid to Executive, the Company will reduce first the portion of such unpaid Redetermined Payments that is attributable to amounts payable under  Section 3.03(b)(i) and then, if necessary, will reduce other portions of the Redetermined Payments pro-rata.”

7.
Exhibit B is further amended to delete the last sentence of Section 4(c) thereof and to replace it with the following sentence:  “Any Supplemental Gross-Up Payment shall be paid to the Executive no later than the end of the year following the year in which Executive remits the related taxes, in accordance with Section 409A or, if earlier, as otherwise provided herein.”

8.	Section 6.17 is amended to add the following paragraphs at the end thereof:

When used in connection with any payments subject to Section 409A required to be made hereunder, the phrase “termination of employment” and correlative terms shall mean separation from service as defined in Section 409A.

Unless such payments are otherwise exempt from Section 409A, any reimbursements or in-kind benefits provided under Sections 2.03, 2.04, 3.03, 3.04 or 6.02 this Agreement shall be administered in accordance with Section 409A, such that:  (I) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during one year shall not affect the expenses eligible for reimbursement or the in-kind benefits provided in any other year; (II) reimbursement of eligible expenses shall be made on or before December 31 of the year following the year in which the expense was incurred; and (III) the Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or to exchange for another benefit.

For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 31 day of December, 2008

Aetna Inc.

By:	/s/ Elease E. Wright
Its	Sr. V. P. Human Resources

Executive

/s/ Mark T. Bertolini